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                                Exhibit 10(ii)
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                         AMENDMENT TO PROMISSORY NOTE


          This Amendment to that certain Promissory Note ("Note") dated July 28, 2000 between equip2move.com, Inc. ("Maker"), Enviro-Clean of America, Inc. ("Payee"), is entered into effective this 31st day of October, 2000 by and between the Maker and Payee.

                                  WITNESSETH
                                  ----------

     WHEREAS, the Payee and the Maker both desire to amend certain terms of the Note as set forth in detail herein; and

     WHEREAS, the Payee and the Maker intend that all of the terms and conditions of the Note remain in full force and effect, except as specifically amended and/or restated herein;

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Payee and the Maker hereby agree as follows:

I. The introductory paragraph of the Note is hereby amended and restated in its entirety as follows:

          "equip2move.com Corporation, a Delaware corporation (the "Company"), the principal office of which is located c/o Koster Industries Inc., 555 Broadhollow Road, Melville, New York 11747, hereby promises to pay to Enviro-Clean of America, Inc., a Nevada corporation, or its assigns (the "Payee"), the principal amount of ONE MILLION DOLLARS ($1,000,000) (the "Principal"), plus interest (calculated on the basis of a year of 365 days and actual days elapsed) on the unpaid Principal of this Convertible Promissory Note (the "Note") until such Principal has been paid in full, at the Prime Rate. "Prime Rate" means the rate of interest publicly announced by Bank of America (or its successor) as its prime lending rate. Amount(s) of the Principal shall be deemed outstanding as of the date of this Note, and the outstanding balance hereof shall be due and payable either: (i) in full by December 1, 2000 (the "First Maturity Date"), if the Company has raised an aggregate of at least $1,000,000 in capital (the "July to December Financing"); provided that all capital received by the Company from the July to December Financing is immediately due and payable to Payee as the Company receives such capital, or
(ii) if the aggregate total of the July to December Financing is less than $1,000,000, then the total amount due by the First Maturity Date shall equal the aggregate amount of the July to December Financing which shall be paid to the Payee as it is received by the Company and the remaining balance under this Note shall be due and payable on February 1, 2001 (the "Final Maturity Date"), as described in Section 1 below. A check or checks for all payments hereunder shall be delivered to the Payee at the address for such payments designated in writing by the Payee to the Company. The Company may prepay all or any part of the principal amount of this Note, together with accrued interest on the Principal amount so prepaid,
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at any time without premium or penalty. This Note shall be senior in repayment to all other obligations of the Company."

II. As consideration for the extension of the First Maturity Date by the Maker from November 1, 2000 to December 1, 2000, the Payee agrees to pay to the Maker an extension penalty charge equal to the amount of interest on the Principal due and payable by the Maker for the period from November 1, 2000 to the First Maturity Date; provided, however, that if the Principal and
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     Interest due on the Note is not paid in full by the First Maturity Date, this Paragraph 2 to the Amendment to the Note shall not be applied.

EXECUTED this 31st day of October, 2000.


Equip2move.com, Inc                    Enviro-Clean of America, Inc.


By:                                    By:
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    Russell Koster,                        Richard Kandel,
    President                              Chief Executive Officer